UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2004

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	65-0903895
(State of other jurisdiction	(Commission File Number)	(IRS Employer
or incorporation)		Identification No.)

Suite 325-744 West Hastings Street, Vancouver, British Columbia, Canada V6C 1A5
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (604) 669-4561

________________________________________________
(Former name or former address, if changed since last report)

ITEM 9.     REGULATION FD DISCLOSURE

On May 17, 2004, Net 1 UEPS Technologies, Inc. announced that its Registration Statement on Form S-4 was declared effective by the SEC on May 14, 2004, and that the Company’s Special Meeting will be held on May 27, 2004.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

99.1	Press Release dated May 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

DATED: May 19, 2004	By:	/s/ Claude Guerard

Claude Guerard, Chief Executive Officer